UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400 Richmond, Virginia	23227-1150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2021 (the “Closing Date”), ARKO Corp., a Delaware corporation (the “Company”), completed its previously reported private offering of $450.0 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “Notes”). The Company used a portion of the proceeds from the issuance of the Notes to repay in full the approximately $223 million of outstanding secured indebtedness under its credit facility with Ares Capital Corporation and repay $200 million of certain other indebtedness under its other senior secured credit facilities. The Company intends to use the balance of the net proceeds for general corporate purposes.

The Notes were issued under, and are governed by, an indenture, dated as of the Closing Date (the “Indenture”), by and among the Company, certain of the Company’s wholly owned domestic subsidiaries (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

Interest and Maturity. The Notes bear interest at 5.125% per annum, which accrues from the Closing Date, and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2022. The Notes will mature on November 15, 2029 unless earlier redeemed or repurchased.

Guarantees. The Notes are guaranteed on an unsecured senior basis by all of the Guarantors. Additionally, subject to certain conditions, each of the Company’s future wholly owned domestic subsidiaries that (i) is a borrower or guarantor of obligations under certain of the Company’s credit facilities or (ii) incurs or guarantees indebtedness of the Company or any Guarantor in an aggregate amount in excess of $25 million will be required to join the Indenture as a guarantor of the Notes.

Ranking. The Notes and the guarantees thereof are the general senior unsecured obligations of the Company and the Guarantors, respectively, and rank equal in right of payment with all of the Company’s and the Guarantors’ respective existing and future unsubordinated indebtedness and are effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Redemption. The Company may redeem the Notes, in whole or in part, at any time on or after November 15, 2024 at the redemption prices specified in the Notes. The Company may also redeem all or part of the Notes at any time prior to November 15, 2024 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium (as defined in the Indenture), as of, and accrued and unpaid interest to, but not including, the redemption date. Additionally, the Company may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes prior to November 15, 2024 with the net cash proceeds of certain sales of its capital stock at 105.125% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption only if, after the redemption, at least 50% of the aggregate principal amount of the Notes originally issued together with any subsequently issued Additional Securities (as defined in the Indenture) that remains outstanding after the occurrence of each such redemption.

Change of Control. If the Company undergoes a Change of Control Repurchase Event (as defined in the Indenture) prior to maturity, then the Company must make an offer to repurchase all of the Notes then outstanding at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to, but not including, the repurchase date.

Covenants. The Indenture contains restrictive covenants that, among other things, generally limit the ability of the Company and substantially all of its subsidiaries to (i) create liens, (ii) pay dividends, acquire shares of capital stock and make payments on subordinated debt, (iii) place limitations on distributions from certain subsidiaries, (iv) issue or sell the capital stock of certain subsidiaries, (v) sell assets, (vi) enter into transactions with affiliates, (vii) effect mergers and (viii) incur indebtedness. The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Indenture.

Events of Default. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.

No Registration. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Indenture and the Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated October 21, 2021, by and among ARKO Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 5.125% Senior Note due 2029 (incorporated by reference to Exhibit A of the Indenture filed as Exhibit 4.01 to this Current Report on Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 26, 2021	By:	/s/ Arie Kotler
		Name:	Arie Kotler
		Title:	Chairman, President and Chief Executive Officer